Exhibit (g)(1)

                               APPENDIX B

                            CUSTODY AGREEMENT


     The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated October 31st, 1999, with UMB Bank, n.a. ("Custodian") and the Choice Funds, and agree to be bound by all the terms and conditions contained in said Agreement:


                        THE CHOICE BALANCED FUND
                          THE CHOICE FOCUS FUND
                       THE CHOICE LONG SHORT FUND
                     THE CHOICE MARKET NEUTRAL FUND








                                   THE CHOICE FUNDS

Attest:                            By:
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                                   Name:  Patrick S. Adams
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                                   Title:    President
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                                   Date:
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                                   UMB BANK, N.A.

Attest:                            By:
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                                   Name:  Bonnie L. Johnson
                                   ------------------------------------


                                   Title:    Vice President
                                   ------------------------------------


                                   Date:
                                   ------------------------------------